Exhibit 99.1

Support.com Reports Second Quarter 2017 Financial Results

Sunnyvale, CA – August 9, 2017 – Support.com, Inc. (NASDAQ: SPRT), a leading provider of tech support and turnkey support center services, producer of SUPERAntiSpyware® anti-malware products, and the maker of Support.com® software, today reported unaudited financial results for its second quarter ended June 30, 2017.

“The company continued to focus on reducing operating costs during the second quarter and a significant part of our improved financial results were driven by these cost saving initiatives. We also remain focused on our cash position.  Our cash, cash equivalents and short-term investments at the end of the second quarter were slightly higher at $51.7 million,” said Rick Bloom, interim President and Chief Executive Officer of the company.

“While we remain focused on fiscal discipline and continuing to move towards profitability, we are even more excited by the growth opportunities afforded by the unique combination of our service and software offerings. Our highly-skilled tech support agents provide a unique insight into the challenges faced by consumers seeking to resolve issues with technology. Our software captures useful data and the combination is powerful. This enables us to tailor our Support.com software and software enabled services to provide high quality customer support in a very cost efficient manner,” shared Mr. Bloom.

Q2 2017 Financial Summary

For the second quarter of 2017, total revenue was $14.5 million, up 1.5 percent compared to revenues of $14.3 million in the first quarter of 2017 and down 2.8 percent compared to revenues of $14.9 million in the second quarter of 2016.

On a GAAP basis, we recorded a loss from continuing operations for the second quarter of 2017 of $(0.2) million, or $(0.01) per share, compared to a loss of $(6.0) million, or $(0.33) per share, in the second quarter of 2016 and a loss of $(1.3) million, or $(0.07) per share, in the first quarter of 2017.

On a non-GAAP basis, we recorded income from continuing operations in the second quarter of 2017 of $0.02 million, or $0.00 per share, compared to a loss of $(4.9) million, or $(0.27) per share, in the second quarter of 2016 and a loss of $(1.2) million, or $(0.06) per share, in the first quarter of 2017. Key changes in our non-GAAP income from continuing operations included the following:

•	Gross profit improved by $1.3 million in the second quarter compared to the same period in 2016, and was up $0.4 million compared to the first quarter of 2017.
•	Our gross profit margin improved by 9 percentage points compared with the same quarter of 2016 and was up 3 percentage points relative to the first quarter of 2017.
•
Operating expenses in the second quarter of 2017 were $3.5 million, lower by $3.6 million (50 percent) than the $7.1 million of operating expenses in the second quarter of 2016 and lower by $0.8 million (18 percent) than the $4.3 million of operating expenses in the first quarter of 2017.

•
Operating expenses for the second quarter of 2017 included $0.2 million in expenses not associated with normal business operations (primarily higher than expected legal expenses). This compares with $1.6 million in the second quarter of 2016 (which included costs related to our proxy contest), and $0.6 million in the first quarter of 2017 (which included higher than expected legal expenses).

•
Our improved gross profit margin and lower operating expenses reflects the ongoing impact of our cost saving initiatives, which included operational efficiencies, continued reductions in headcount, tighter fiscal controls on spending, lower rent, and the renegotiation of certain vendor agreements.

Non-GAAP income/(loss) from continuing operations excludes stock-based compensation, amortization of intangible assets, and restructuring charges. Collectively, these items impacted income/(loss) from continuing operations by $0.2 million in the second quarter of 2017, $1.1 million in the second quarter of 2016, and $0.1 million in the first quarter of 2017. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Balance Sheet Information

At June 30, 2017, cash, cash equivalents and short-term investments were $51.7 million, compared to $50.8 million at March 31, 2017 and $53.4 million at December 31, 2016.

Total assets as of June 30, 2017 were $64.6 million and total shareholders’ equity was $56.3 million.

Support.com will not host a conference call discussing the Company’s second quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of support services and software to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com services and software, companies can deliver a fantastic customer experience, leading to happier customers, greater brand loyalty and growing revenues. For more information, please visit http://www.support.com or follow us @support com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2017 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, potential impairments of long lived assets, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, if we experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code and whether our recently adopted tax benefits preservation plan will be effective in reducing the likelihood of such an unintended ownership change from occurring, the recent change in the composition of our Board and the recent resignation of our former President and Chief Executive Officer, and former Executive Vice President, Chief Financial Officer and Chief Operating Officer and appointment of a new interim President and Chief Executive Officer may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential clients, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense, amortization of intangible assets and other, and restructuring charges from its GAAP results, in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share, as described in A through C below. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $177,000 in the second quarter of 2017, compared to $454,000 in the second quarter of 2016 and $90,000 in the first quarter of 2017.

B. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore, management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets and other was $6,000 in the second quarter of 2017, compared to $267,000 in the second quarter of 2016 and $10,000 in the first quarter of 2017.

C. Restructuring charges. Management excludes restructuring charges when evaluating its operating performance because the Company does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. Restructuring charges were zero in the second quarter of 2017, $423,000 in the second quarter of 2016, and zero in the first quarter of 2017.

The Company believes that non-GAAP financial measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2017 (1)	December 31, 2016 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$51,659	$53,409
Accounts receivable, net	9,561	9,567
Prepaid expenses and other current assets	723	1,211
Total current assets	61,943	64,187
Property and equipment, net	1,411	1,706
Intangible assets, net	250	266
Other assets	1,005	1,070

Total assets	$64,609	$67,229

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$3,298	$4,059
Other accrued liabilities	1,848	2,496
Short-term deferred revenue	2,566	2,759
Total current liabilities	7,712	9,314
Long-term deferred revenue	66	106
Other long-term liabilities	510	501
Total liabilities	8,288	9,921

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	267,694	267,400
Treasury stock	(5,297)	(5,295)
Accumulated other comprehensive loss	(2,157)	(2,329)
Accumulated deficit	(203,921)	(202,470)
Total stockholders' equity	56,321	57,308

Total liabilities and stockholders' equity	$64,609	$67,229

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.

Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2016.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017 (1)	March 31, 2017	June 30, 2016	June 30, 2017 (1)	June 30, 2016

Revenue:
Services	$13,147	$12,915	$13,609	$26,062	$28,892
Software and other	1,360	1,375	1,320	2,735	2,634
Total revenue	14,507	14,290	14,929	28,797	31,526

Cost of revenue:
Cost of services (3)	10,990	11,211	12,696	22,201	26,556
Cost of software and other (3)	92	94	138	186	257
Total cost of revenue	11,082	11,305	12,834	22,387	26,813
Gross profit	3,425	2,985	2,095	6,410	4,713
Operating expenses:
Research and development (3)	875	923	1,420	1,798	3,128
Sales and marketing (3)	583	807	1,866	1,390	3,938
General and administrative (3)	2,235	2,616	4,235	4,851	7,483
Amortization of intangible assets and other	6	10	267	16	534
Restructuring charges	-	-	423	-	423
Total operating expenses	3,699	4,356	8,211	8,055	15,506

Loss from operations	(274)	(1,371)	(6,116)	(1,645)	(10,793)

Interest income and other, net	154	133	126	287	259

Loss from continuing operations, before income taxes	(120)	(1,238)	(5,990)	(1,358)	(10,534)

Income tax provision (benefit)	45	48	36	93	88

Loss from continuing operations, after income taxes	(165)	(1,286)	(6,026)	(1,451)	(10,622)

Income from discontinued operations, net of income taxes	-	-	-	-	284

Net loss	$(165)	$(1,286)	$(6,026)	$(1,451)	$(10,338)

Loss from continuing operations, after income taxes (4)
Basic	$(0.01)	$(0.07)	$(0.33)	$(0.08)	$(0.58)
Diluted	$(0.01)	$(0.07)	$(0.33)	$(0.08)	$(0.58)

Income (loss) from discontinued operations, net of income taxes (4)
Basic	$(0.00)	$(0.00)	$(0.01)	$(0.00)	$0.02
Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)	$0.02

Shares used in computing per share amounts: (4)
Basic	18,591	18,557	18,373	18,574	18,334
Diluted	18,591	18,557	18,373	18,574	18,334

Note 3: Includes stock-based compensation expense as follows:

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Cost of revenue:
Cost of services	$22	$42	$35	$64	$91
Cost of software and other	-	3	-	3	2
Operating expenses:
Research and development	39	41	92	80	190
Sales and marketing	15	7	(42)	22	42
General and administrative	101	(3)	369	98	790
Total	$177	$90	$454	$267	$1,115

Note 4: On January 20, 2017, the Company implemented a 1-for-3 reverse stock split. All share and per share information contained within this press release has been retroactively adjusted to reflect the effects of the reverse stock split.

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

GAAP cost of revenue	$11,082	$11,305	$12,834	$22,387	$26,813
Stock-based compensation expense (Cost of revenue portion only)	(22)	(45)	(35)	(67)	(93)
Non-GAAP cost of revenue	$11,060	$11,260	$12,799	$22,320	$26,720

GAAP operating expenses	$3,699	$4,356	$8,211	$8,055	$15,506
Stock-based compensation expense (Excl. cost of revenue portion)	(155)	(45)	(419)	(200)	(1,022)
Amortization of intangible assets and other	(6)	(10)	(267)	(16)	(534)
Restructuring charges	-	-	(423)	-	(423)
Non-GAAP operating expenses	$3,538	$4,301	$7,102	$7,839	$13,527

GAAP loss from continuing operations, after income taxes	$(165)	$(1,286)	$(6,026)	$(1,451)	$(10,622)
Stock-based compensation expense	177	90	454	267	1,115
Amortization of intangible assets and other	6	10	267	16	534
Restructuring charges	-	-	423	-	423
Total impact of Non-GAAP exclusions	183	100	1,144	283	2,072
Non-GAAP income (loss) from continuing operations, after income taxes	$18	$(1,186)	$(4,882)	$(1,168)	$(8,550)

Loss from continuing operations, after income taxes (4)
Basic - GAAP	$(0.01)	$(0.07)	$(0.33)	$(0.08)	$(0.58)
Basic - Non-GAAP	$0.00	$(0.06)	$(0.27)	$(0.06)	$(0.47)

Diluted - GAAP	$(0.01)	$(0.07)	$(0.33)	$(0.08)	$(0.58)
Diluted - Non-GAAP	$0.00	$(0.06)	$(0.27)	$(0.06)	$(0.47)
Shares used in computing per share amounts (GAAP) (4)
Basic	18,591	18,557	18,373	18,574	18,334
Diluted	18,591	18,557	18,373	18,574	18,334
Shares used in computing per share amounts (Non-GAAP) (4)
Basic	18,591	18,557	18,373	18,574	18,334
Diluted	18,689	18,557	18,373	18,574	18,334

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets and other, and restructuring charges. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of this press release for more information on non-GAAP financial measures.

2017 amounts are subject to completion of management’s customary closing and review procedures.

Investor Contact

Dean Morris
Investor Relations, Support.com
+1 (650) 556-8574
Dean.Morris@support.com